Exhibit 32.1

Certification of Chief Executive Officer

Certification Pursuant To 18 U.S.C. Section 1350

Created by Section 906

of The Sarbanes-Oxley Act of 2002

The undersigned officer of FileNet Corporation (the “Company”), hereby certifies, to such officer’s knowledge, that:

(i)           the accompanying Annual Report on Form 10-K of the Company for the fiscal period ended December 31, 2005 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(ii)          the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 10, 2006

/s/ Lee D. Roberts

Lee D. Roberts

Chairman of the Board and

Chief Executive Officer